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                         SHELBOURNE PROPERTIES II, INC.

                           OFFER TO PURCHASE FOR CASH
                                       BY
                               HX INVESTORS, L.P.
                    UP TO 268,444 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                     AT A PURCHASE PRICE OF $62.00 PER SHARE


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    THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
MIDNIGHT, EASTERN TIME, ON FRIDAY, AUGUST 2, 2002, UNLESS THE OFFER IS EXTENDED.
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                                                                    July 5, 2002

To Our Clients:

         Enclosed for your consideration are the Offer to Purchase dated July 5, 2002 and the related Letter of Transmittal in connection with the offer by HX Investors, L.P., a Delaware limited partnership, to purchase shares of the common stock of Shelbourne Properties II, Inc., $0.01 par value per share. HX Investors is offering to purchase up to 268,444 shares at a price of $62.00 per share, net to the seller in cash, without interest.

         HX Investors' offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the associated rights to purchase Series A Junior Participating Cumulative Preferred Stock purchase rights issued pursuant to the Shareholder Rights Agreement dated as of February 8, 2001, as amended, between Shelbourne and American Stock Transfer & Trust Company, as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred stock purchase rights.

         Only shares properly tendered and not properly withdrawn will be purchased. However, because of the proration provisions described in the Offer to Purchase, all of the shares tendered will not be purchased if more than the number of shares HX Investors seeks are properly tendered. Shares not purchased because of proration will be returned as promptly as practicable following the Expiration Date.

         If at the expiration of the offer more than 268,444 shares, or any greater number of shares as HX Investors may, in accordance with the conditions in the Offer to Purchase, elect to purchase, are properly tendered and not properly withdrawn before the Expiration Date, HX Investors will purchase shares on a pro rata basis from all stockholders who properly tender shares.

         A tender of your shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your shares held by us for your account.

         Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the offer.

         Please note the following:

                  1. The priority in which certificates will be purchased in the event of proration may be designated.

                  2. The Offer to Purchase is not conditioned on any minimum number of shares being tendered. The Offer to Purchase is, however, subject to other conditions described in the Offer to Purchase.

                  3. The Offer to Purchase, proration period and withdrawal rights will expire at 12:00 Midnight, Eastern time, on Friday, August 2, 2002, unless the Offer to Purchase is extended.

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                  4.   The Offer to Purchase is for 268,444 shares,
constituting approximately 30% of the shares outstanding as of July 5, 2002.

                  5. Shelbourne's Board of Directors has approved the making of the Offer to Purchase. However, neither Shelbourne nor its Board of Directors is making any recommendation whether you should tender or refrain from tendering your shares. You must make the decision whether to tender your shares and, if so, how many shares to tender.

         If you wish to have us tender any or all of your shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all your shares will be tendered unless otherwise indicated on the attached Instruction Form.

         Please forward your Instruction Form to us as soon as possible to allow us ample time to tender your shares on your behalf prior to the expiration of the offer.

         As described in the Offer to Purchase, if more than 268,444 shares, or any greater number of shares as HX Investors may, in accordance with the conditions in the Offer to Purchase, elect to purchase, have been properly tendered and not properly withdrawn before the Expiration Date, HX Investors will purchase shares properly tendered and not properly withdrawn before the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional shares) as described in the Offer to Purchase.

         The offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock of Shelbourne. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of Shelbourne residing in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the securities laws of that jurisdiction.



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                                INSTRUCTION FORM

       INSTRUCTIONS FOR TENDER OF SHARES OF SHELBOURNE PROPERTIES I, INC.

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 5, 2002 and the related Letter of Transmittal in connection with the offer by HX Investors, L.P., a Delaware limited partnership, to purchase shares of the common stock of Shelbourne Properties II, Inc., $0.01 par value per share. HX Investors is offering to purchase up to 268,444 shares at a price of $62.00 per share, net to the seller in cash, without interest, as specified by stockholders tendering their shares. HX Investors' offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the associated rights to purchase Series A Junior Participating Cumulative Preferred Stock purchase rights issued pursuant to the Shareholder Rights Agreement dated as of February 8, 2001, as amended, between Shelbourne and American Stock Transfer & Trust Company, as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred stock purchase rights.

         This will instruct you to tender to HX Investors, on (our) (my) behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions of offer.

         Number of shares to be tendered:                   shares.*
                                         -------------------

* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   SIGN HERE:

                                 Signature(s):
                                               ---------------------------------

                                 Print Name(s):
                                               ---------------------------------

                                 Address (es):
                                               ---------------------------------
                                 Area Code
                                 and Telephone Number:
                                                      --------------------------
                                 Taxpayer Identification or
                                 Social Security Number:
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         Date:                      , 2002
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